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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 13, 1998 and to all references to our Firm, included in Weeks Corporation's Current Report on Form 8-K dated February 17, 1998, and filed on Februry 18, 1998 into the Company's previously filed Registration Statements on Form S-3 (File No. 33-96534), Form S-3 (File No. 333-1106), Form S-3 (File No. 333-32755), Form S-3 (File No. 333-42821),
Form S-8 (File No. 333-1108) and Form S-8 (File No. 333-18305).

                                        ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 18, 1998